UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

January 14, 2016
Date of Report (Date of earliest event reported)

ADAMS RESOURCES & ENERGY, INC.
____________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-7908	74-1753147
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

17 South Briar Hollow Lane, Suite 100 Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  713-881-3600

____________________________________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On January 14, 2016 the registrant’s wholly owned subsidiary Adams Resources Medical Management Inc. acquired a 30% member interest in Ben Cap LLC (Bencap) for a $2,200,000 cash payment.  Bencap provides medical insurance brokerage and medical claims auditing services to employers utilizing ERISA governed employee benefit plans.  Unlike the traditional approach to employee medical insurance, Bencap’s methodology audits and pays claims based on a multiplier which takes into consideration a premium over Medicare rates and/or a premium over the “Cost-to-Charge Ratio” which medical facility providers must file with the Federal government.

  Adams Resources & Energy Inc. (the Company) has utilized the Bencap methodology over the past three years to process and pay medical claims for its employees, including all management personnel.  The Company believes the Bencap approach provides self-insured employers the opportunity for substantial saving over conventional medical insurance without sacrificing the level of employee benefits.  In fact, employee benefits may improve since the individual employee is no longer locked into a narrow list of providers.  Bencap will primarily use this funding to expand its back-office and sales support functions as it seeks to compete in the medical benefits marketplace.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 14, 2016	ADAMS RESOURCES & ENERGY, INC.

/s/ Richard B. Abshire
Richard B. Abshire Chief Financial Officer